UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 21, 2008
Date of Earliest Event Reported:  April 15, 2008

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, ID 83702-5389

(Address of principal executive offices, including zip code)

208-384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2008, Boise Cascade, L.L.C. (“Boise Cascade”) entered into an amendment (the “Amendment”) to its $350 million Loan and Security Agreement with Bank of America dated February 22, 2008 (the “Credit Agreement”).  The Amendment to the asset-based lending facility was agreed to in connection with the completion of Bank of America’s syndication of the Credit Agreement.  The Amendment increased the drawn pricing of the facility by 50 basis points and modified other terms and conditions, including constraints on Boise Cascade’s ability to make future distributions to its equity holders and acquisitions.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment, filed as Exhibit 99.1 to this Report on Form 8-K.  Exhibit 99.1 is incorporated by reference into this Item 1.01.

Exhibit 99.2 provides the text of an unofficial conformed copy of the Credit Agreement incorporating the amended terms and conditions for the convenience of the reader in understanding the Credit Agreement in effect following the Amendment.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the unofficial conformed copy of the Credit Agreement, filed as Exhibit 99.2 to this Report on Form 8-K.  Exhibit 99.2 is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

Completion of the Asset Disposition Tender Offer

On March 13, 2008, Boise Cascade, L.L.C. (“Boise Cascade”) commenced an Asset Disposition tender offer at par for $160 million of its $400 million outstanding 7-1/8% Senior Subordinated Notes due 2014 (the “Boise Cascade Notes”) in accordance with the terms of the governing Indenture.  The tender offer was made with a portion of the cash proceeds from Boise Cascade’s sale of its paper and packaging operations to Aldabra 2 Acquisition Corp., which closed on February 22, 2008.

The tender offer expired on April 10, 2008, at which time $160 million of properly tendered Boise Cascade Notes were accepted for purchase (a total of $397,360,000 of Boise Cascade Notes were properly tendered, but such tenders were prorated in accordance with the Indenture since their aggregate amount exceeded the tender offer amount).  The closing of the purchase of the accepted Boise Cascade Notes occurred on April 15, 2008.  As a result of the completion of the tender offer, the aggregate principal amount of outstanding Boise Cascade Notes has been reduced to $240 million.

Debt and Cash Position Following Use and Release of Restricted Cash

At March 31, 2008, Boise Cascade had $64.2 million borrowed under its $350 million asset-based lending facility, as well as $400.0 million of the Boise Cascade Notes outstanding, for total debt of $464.2 million.  At March 31, 2008, Boise Cascade had $151.1 million in unrestricted cash, $160.0 million in restricted cash held for the settlement of the pending Boise Cascade Notes, tender for which was completed on April 15, 2008, and $23.3 million of restricted cash temporarily collateralizing its outstanding letters of credit provided by US Bank.  The $23.3 million of restricted cash related to the letters of credit was released to the company on April 18, 2008, following completion of the syndication and amendment of the Credit Agreement and US Bank becoming a participating lender.  The letters of credit are now issued under the Credit Agreement and are considered a use of available borrowing capacity under the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number

Description

Exhibit 99.1

First Amendment to Loan and Security Agreement dated April 17, 2008

Exhibit 99.2

Text of Unofficial Conformed Copy of Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By:	/s/ David G. Gadda
		Name:	David G. Gadda
		Title:	Vice President, General Counsel and Secretary

Date: April 21, 2008